FOR IMMEDIATE RELEASE

Investors Contact:

Robert G. Burrows

Vice President, Investor Relations

301-795-1877

BurrowsR@ebsi.com

Media Contact:

Tracey Schmitt

Director, Corporate Communications

301-795-1800

SchmittT@ebsi.com

EMERGENT BIOSOLUTIONS ANNOUNCES BETTER-THAN-EXPECTED PRELIMINARY 2007 FINANCIAL RESULTS AND PROVIDES 2008 GUIDANCE

-- Anticipates 2007 revenues of $183 million, net income of $21 to $24 million, year-end cash balance of approximately $106 million and stockholders’ equity of approximately $169 to $172 million

-- 2008 guidance includes revenues of $180 to $195 million and net income in excess of $20 million

ROCKVILLE, MD., January 7, 2008 —Emergent BioSolutions Inc. (NYSE: EBS) announced today preliminary financial results for 2007 and guidance for 2008. For full year 2007, the company anticipates total revenues of $183 million, or 20 percent above 2006 total revenues of $153 million, and net income of $21 to $24 million. The company also anticipates a year-end cash balance of approximately $106 million, excluding restricted cash, and stockholders’ equity of approximately $169 to $172 million.The 2007 results will be finalized upon the completion of the company's financial statement audit, anticipated in February 2008.

For full year 2008, the company anticipates total revenues of $180 to $195 million and net income in excess of $20 million. Anticipated revenues are expected to be driven by the continued delivery of doses of BioThrax® under its $448 million, 3-year contract with the U.S. Department of Health and Human Services (HHS), payments under existing development contracts and additional foreign allied government product sales. The company believes that, pursuant to Presidential Directive 21, the U.S. Department of Defense will likely procure additional doses of BioThrax to satisfy its ongoing requirements through orders under the company’s current HHS contract, in which event the company could exceed the upper end of its 2008 revenue projection. The company also anticipates continued investment in its advanced product development pipeline, including an anthrax IG therapeutic, hepatitis B therapeutic and typhoid vaccine, among others.

R. Don Elsey, senior vice president and chief financial officer of Emergent BioSolutions, stated, “These preliminary results for 2007 reflect the strength of our product sales and the balance we have struck between continued investment in our pipeline while maintaining profitability. In 2008, we expect to continue our 5-year track record of growing revenues and profitability and to maintain our investment in a maturing product pipeline through internally-generated cash flows. In addition our healthy year-end 2007 cash balance allows us to pursue our strategic objective of acquiring additional late-stage product candidates.”

About Emergent BioSolutions Inc.

Emergent BioSolutions Inc. is a profitable, multinational biopharmaceutical company dedicated to one simple mission—to protect life. We develop, manufacture and commercialize immunobiotics, consisting of vaccines and therapeutics, that assist the body’s immune system to prevent or treat disease. Our products target infectious diseases and other medical conditions that have resulted in significant unmet or underserved public health needs. Our marketed product, BioThrax® (Anthrax Vaccine Adsorbed), is the only vaccine approved by the U.S. Food and Drug Administration for the prevention of anthrax infection. More information on the company is available at www.emergentbiosolutions.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including our expected revenue growth and net earnings for 2007 and 2008, and any other statements containing the words "believes", "expects", "anticipates", "plans", "estimates" and similar expressions, are forward-looking statements. There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including our ability to obtain new BioThrax® sales contracts with the U.S. government; our plans for future sales of BioThrax; our plans to pursue label expansions and improvements for BioThrax; our plans to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; our ongoing and planned development programs, preclinical studies and clinical trials; our ability to identify and acquire or in license products and product candidates that satisfy our selection criteria; the potential benefits of our existing collaboration agreements and our ability to enter into selective additional collaboration arrangements; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property portfolio; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other factors identified in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and subsequent reports filed with the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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